Exhibit K

FIRST AMENDMENT

TO

STOCKHOLDERS’ AGREEMENT

THIS FIRST AMENDMENT TO STOCKHOLDERS’ AGREEMENT (this “Amendment”) is entered into as of July 24, 2008 among Universal American Corp., a New York corporation (the “Company”), and the securityholders listed on the signature pages to the Stockholders’ Agreement dated as of September 21, 2007 (the “Original Agreement,” and as amended hereby, the “Agreement”) or which became a party to the Original Agreement after the date thereof pursuant to the terms thereof (each, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Original Agreement.

WHEREAS, the parties hereto wish to modify the Original Agreement to increase the size of the Company’s Board of Directors from 13 directors to 14 directors, and

WHEREAS, the signatories hereto, other than the Company, hold a sufficient number of shares of Common Stock, including shares issuable upon exercise of Company stock options, and directly or indirectly through conversion or exchange of outstanding Preferred Shares and NVC Shares, to amend the Original Agreement in accordance with Section 5.03(b) thereof.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            Composition of the Board

                                (a)          Section 2.01(a) of the Original Agreement is hereby deleted in its entirety and replaced by the following Section 2.01(a):

Subject to Section 2.01(b), commencing on the date of the First Amendment to this Agreement, the Board shall consist of fourteen directors, comprised as follows:

                (i)            two directors designated by Capital Z/Union Square;

                (ii)           two directors designated by WCAS;

                (iii)          one director designated by Lee;

                                (iv)          one director designated by Perry (the directors referenced in sub-clauses (i),
                (ii), (iii) and (iv) of this Section 2.01(a) are sometimes referred to herein each as an  “Investor
                Designee”);

                                (v)           one director who shall be the then current Chief Executive Officer of the
                Company; and

(vi)        seven additional directors who shall each satisfy the criteria for “independent director” under the rules of the principal stock exchange on which the Common Stock is listed.

2.            Miscellaneous. Except to the extent specifically amended hereby, the provisions of the Original Agreement shall remain unmodified. The provisions of Sections 5.01 (Binding Effect; Assignability; Benefit), 5.02 (Notices), 5.03 (Waiver; Amendment), 5.06 (Governing Law; Consent to Jurisdiction; Waiver of Jury Trial; Etc), 5.07 (Specific Enforcement; Cumulative Remedies), 5.08 (Entire Agreement), 5.09 (Severability), 5.10 (Drafting) and 5.11 (Counterparts; Effectiveness) of the Original Agreement shall apply mutatis mutandis to this Amendment.

                                                             [SIGNATURE PAGES FOLLOW]

2

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Stockholders Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

UNIVERSAL AMERICAN CORP.

By: /s/ Mitchell J. Stier

Name: Mitchell J. Stier

Title:   Senior Vice President and General Counsel

STOCKHOLDERS:

LEE-UNIVERSAL HOLDINGS, LLC

By: /s/ Joseph B. Rotberg

Name: Joseph B. Rotberg

Title:CFO

WELSH, CARSON, ANDERSON & STOWE, IX, L.P.,

By: WCAS IX ASSOCIATES LLC, its General Partner

By: /s/ Sean M. Traynor

Name: Sean M. Traynor

Title: Managing Member

WELSH, CARSON, ANDERSON & STOWE, X, L.P.,

By: WCAS X ASSOCIATES LLC, its General Partner

By: /s/ Sean M. Traynor

Name: Sean M. Traynor

Title: Managing Member

CAPITAL Z FINANCIAL SERVICES FUND II, L.P.

By: Capital Z Partners, L.P., its General Partner

By: Capital Z Partners, Ltd., its General Partner

By: /s/ Craig Fisher

Name: Craig Fisher

Title: Authorized Signatory

CAPITAL Z FINANCIAL SERVICES PRIVATE FUND II, L.P.

By: CAPITAL Z PARTNERS, L.P., its General Partner

By: CAPITAL Z PARTNERS, LTD., its General Partner

By: /s/ Craig Fisher

Name: Craig Fisher

Title: Authorized Signatory

UNION SQUARE UNIVERSAL PARTNERS, L.P.

By: UNION SQUARE UNIVERSAL GP, LLC, its General Partner

By: /s/ Craig Fisher

Name: Craig Fisher

Title: Authorized Signatory

/s/ Richard A. Barasch

Richard A. Barasch

PERRY PARTNERS, L.P.,

By: PERRY CORP., its General Partner

By: /s/ Randall Borkenstein

Name: Randall Borkenstein

Title: Chief Financial Officer

PERRY PARTNERS INTERNATIONAL, INC.

By: PERRY CORP., its Investment Manager

By: /s/ Randall Borkenstein

Name: Randall Borkenstein

Title: Chief Financial Officer

PERRY PRIVATE OPPORTUNITIES OFFSHORE FUND, L.P.

By: PERRY PRIVATE OPPORTUNITIES OFFSHORE FUND (CAYMAN) GP, L.L.C., its General Partner,

By: PERRY CORP., its Managing Member

By: /s/ Randall Borkenstein

Name: Randall Borkenstein

Title: Chief Financial Officer

PERRY PRIVATE OPPORTUNITIES FUND, L.P.

By: PERRY PRIVATE OPPORTUNITIES FUND GP, L.L.C., its General Partner,

By: PERRY CORP., its Managing Member

By: /s/ Randall Borkenstein

Name: Randall Borkenstein

Title: Chief Financial Officer

Russell L. Carson

Thomas E. McInerney

Robert A. Minicucci

Anthony J. de Nicola

Paul B. Queally

Sanjay Swani

D. Scott Mackesy

John D. Clark

James R. Matthews

John Almedia, Jr.

Sean M. Traynor

Thomas Scully

Michael E. Donovan

Eric J. Lee

Brian T. Regan

Lucas Garman

David Mintz

By: /s/ Jonathan M. Rather

Name: Jonathan M. Rather

Title: Attorney-in-Fact

WCAS MANAGEMENT CORPORATION

By: /s/ Jonathan M. Rather

Name: Jonathan M. Rather

Title: Treasurer